Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

El Pollo Loco Holdings, Inc.

Costa Mesa, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197001) of El Pollo Loco Holdings, Inc. of our report dated March 16, 2015, relating to the consolidated financial statements, which appear in this Form 10-K.

Costa Mesa, California

March 16, 2015